Exhibit 10.55

DATED 28th March, 2002

MASTER LEASE AGREEMENT

- between -

GE CAPITAL EQUIPMENT FINANCE LTD

- and -

LABOUR READY TEMPORARY SERVICES UK LIMITED

(as Lessee)

MASTER LEASE AGREEMENT

THIS AGREEMENT is made on 28th March, 2002

BETWEEN:-

(1)                                  GE CAPITAL EQUIPMENT FINANCE LTD of Capital House, Bond Street, Bristol BS1 3LA (registered no.1102466) (the “Lessor”, which expression shall include its successors and assigns); and

(2)                                  LABOUR READY TEMPORARY SERVICES UK LIMITED whose registered office is at 1 Springfield Street, Warrington, Cheshire WA1 1BB (registered no. 3596711)  (“the Lessee”, which expression shall include its successors).

WHEREAS

(A)                              From time to time the Lessee shall hire from the Lessor products (“Products” which expression includes each and any part thereof) to be described in schedules (each a “Schedule”) to be entered into on the occasion of each such transaction.

(B)                                The terms and conditions herein contained and those contained in the relevant Schedule shall apply to each transaction undertaken in accordance with a Schedule. Each Schedule incorporporating the terms herein shall have effect as a separate contract. References herein to an “Agreement” shall be construed in relation to Products as referenceds to this Agreement and to the relevant Schedule.

IT IS AGREED as follows:-

1.                                      ACQUISITION, DELIVERY AND ACCEPTANCE OF THE PRODUCTS

1.1                                 This Agreement shall be effective from the date on which it is executed by the parties hereto SAVE THAT the obligation of the Lessor to hire any Products acquired by it to the Lessee hereunder shall be subject to receipt by the Lessor of the following each in form and substance satisfactory to the Lessor i) a Schedule and a certificate of acceptance (“Certificate of Acceptance”) relating to such Products; ii) a certified copy of the resolution of the Lessee’s Board of Directors authorising this Agreement and all documents relating thereto; iii) evidence of insurance pursuant to Clause 5; and  (iv) such other documents as the Lessor may require.

1.2                                 The Lessee shall be responsible for the delivery and installation (if applicable) of the Products at the site (if any) specified in the Schedule (the “Products Location”) and shall indemnify the Lessor on demand against any transportation, delivery and or installation costs.  Upon the date of execution of the Certificate of Acceptance (“Acceptance Date”) the Products referred to therein shall be deemed delivered to, and unconditionally accepted by, the Lessee from the Lessor for hire hereunder and such acceptance shall be conclusive evidence that the Lessee has examined such Products and found them to be complete, in good order and condition, of satisfactory quality, fit for any purpose for which they may be intended or required and in every other way satisfactory.

1.3                                 If, at the request of the Lessee, the Lessor becomes liable to any supplier or manufacturer of any Products or the lessor acquires or becomes obliged to acquire any Products the Lessee shall thereupon become irrevocably bound to take such Products, if and when acquired by the Lessor, upon leasefrom the Lessor on the terms hereunder.

2.                                      HIRING AND PERIOD OF HIRING

As and from the Acceptance Date, the Lessor agrees to hire and the Lessee agrees to take on hire the Products, upon the terms and conditions contained herein for the period specified in the Schedule (“Hire Period”).

3.                                      RENTALS AND PAYMENTS

3.1                                 The Lessee shall throughout the Hire Period pay to the Lessor, without demand, the rentals in the amounts and at the times as set out in the Schedule (“Rental Payments”).  Rental Payments payable in advance shall not be returnable in the event of termination of the leasing of the Products for whatever reason.

3.2                                 All payments to be made by the Lessee to the Lessor under the Lease shall be made in immediately available funds on the due date (PROVIDED THAT if payment falls due on a day which is not a Working Day, payment shall be made on the preceding Working Day) and paid to the Lessor as specified in the Schedule or as the Lessor may from time to time direct.

3.3                                 All Rental Payments and other payments to be made under this Agreement are calculated without regard to Value Added Tax (or any similar Tax replacing or introduced in addition to the same) (“VAT”) and the Lessee shall, in addition to such Rental Payments and other payments, pay to the Lessor, on demand, such VAT as is required from time to time by law to be paid.

3.4                                 If any payment due from the Lessee to the Lessor under this Agreement is not paid on the due date or if any Lessor shall make any payment under the powers herein conferred on the Lessor, the Lessee shall, without prejudice to the Lessor’s other rights and remedies, pay on demand interest thereon at the Overdue Rate (after as well as before judgment may be obtained) from and including such due date or the date of payment by the Lessor, as the case may be, to the date of actual payment or reimbursement to the Lessor. “Overdue Rate” means the rate of 2% per month calculated on a daily basis and compounded monthly.

3.5                                 All payments due under this Agreement from the Lessee shall be made without any deduction, set-off, counterclaim or withholding whatsoever.  If under applicable law the Lessee is required to make any deduction or withholding, the Lessee shall increase the payments to the Lessor so that the net amount received by the Lessor after any deduction or withholding shall be equal to the full amount which the Lessor would have been paid had payment not been made subject to any deduction or withholding.

4.                                      EXCLUSION OF LESSOR’S LIABILITY AND BENEFIT OF WARRANTIES

4.1                                 The Lessee and the Lessor recognise that there is a risk that any Products, in particular computer hardware and software may not perform as expected and may not be satisfactory.  The Lessee and the Lessor both also acknowledge that salesmen acting on behalf of suppliers may make representations about Products including computer hardware and software that are difficult to evaluate until delivery and commissioning.  When Products are financed, the risk of them not working satisfactorily or according to any representations may be assumed by the Lessee, by the

Lessor, by the Supplier, by an intermediary or by an insurer.  The Lessee and the Lessor both appreciate that the allocation of risk is a matter of agreement and have decided that it shall be borne by the Lessee, save to the extent that the Lessor has been able to obtain a right of recourse against the Supplier or any intermediary and has been able to pass that right to the Lessee under the Contracts (Rights of Third Parties) Act 1999.

4.2                                 For that reason, the Lessee and the Lessor agree that there is no term in this Agreement by which the Lessor is responsible for the performance of the Products, whether generally or in relation to any particular purpose.  The Lessor does not know if any representation was made to the Lessee about the Products, but if it was, the Lessee acknowledges that it was not made on the Lessor’s behalf and that the Lessee has not entered into this Agreement in reliance on it.  The Lessee and the Lessor also agree that the Lessor has not assumed any duty of care towards the Lessee.

4.3                                 For the avoidance of doubt, the Lessee and the Lessor agree that no terms are to be implied into this Agreement.

4.4                                 If, contrary to sub-paragraph 3 above, the law requires terms to be implied into this Agreement, the Lessee and the Lessor agree that the Lessor is not liable for any breach of them, because if the risk of breach of any such terms had been allocated differently the Lessor would have charged a higher rental; because the Lessor is not in a position to evaluate and therefore insure against the risk of a breach, whilst the Lessee is in a better position to do so; and because the Lessee has chosen the Products and the Supplier.

4.5                                 In no event will the Lessor’s liability under this Agreement exceed the aggregate of the Rental Payments (less any Maintenance Charges included) paid by the Lessee at the time the liability arises.

4.6                                 In no event will the Lessor be liable to the Lessee in contract, tort or otherwise including any liability for negligence:-

(a)                                  for any loss of revenue, business, anticipated savings or profits or any loss of use or value; or

(b)                                 for any indirect or consequential loss, however arising.

“Anticipated savings” means any expense which the Lessee expects to avoid incurring or to incur in a lesser amount than would otherwise have been the case.

5.                                      INSURANCE

5.1                                 Subject to Clause 5.2 the following shall apply:

5.1.1                        The Lessee shall, at its own expense, from the date of delivery of the Products to the Lessee until the Products are returned to the Lessor or otherwise sold or disposed of, maintain insurance: (i) of the Products, in respect of loss or damage howsoever occurring, in an amount at least equal to their full market replacement value from time to time (on an agreed value basis), against all risks, naming the Lessor as an additional insured and, in respect of any Casualty (as hereinafter defined) and any other loss or damage in excess of £10,000 per occurrence as loss payee; (ii) in favour of the Lessor and each member of the group of companies of which the Lessor  is a member (“the Lessor’s Group”), against all third party liability risks arising out of or in connection with the Products, in an amount as the Lessor shall approve and naming the Lessor  and each member of the Lessor ‘s Group as an additional insured; and (iii) against such other or further risks as may be required by statute, regulation or order.

5.1.2                        All insurance shall be in a form and with insurers approved by the Lessor  and shall: (i) provide that the Lessor shall be given 30 days’ prior notice of any cancellation, amendment and/or non-renewal; (ii) provide that the Lessor ‘s and such members’ interests shall not be invalidated by any act or omission or breach of warranty of the Lessee or its servants or agents; and (iii) provide a waiver by insurers of any right of subrogation against the Lessor  and of any right of contribution from any other insurance carried by the Lessor.

5.1.3                        The Lessee shall on the Acceptance Date and at such other times as the Lessor may request produce to the Lessor each policy of insurance together with written evidence of payment of premiums.

5.1.4                        The Lessee shall not do or omit to do anything which is contrary to the terms of any such policy of insurance or which might entitle the insurers to cancel such policy or reduce or avoid any liability or claim thereunder.

5.1.5                        The Lessee shall notify the Lessor in writing forthwith of any occurrence which shall or may give rise to a claim under any policy of insurance and shall not agree to any settlement of any such claim without the prior consent of the Lessor. Any costs incurred by the Lessor in connection with the adjustment or collection of insurance proceeds shall be borne by the Lessee.

5.2                                 Where it is indicated in the Schedule that the parties have agreed that the Lessee may self-insure the Products the Lessee shall indemnify the Lessor and keep it fully indemnified against:

5.2.1                        any damage to the Products of any nature whatsoever;

5.2.2                        any claim for loss, damage or expense or death or personal injury caused by the Products or their use.  The Lessee shall, at its own expense, arrange for any damage to the Products to be repaired immediately and shall pay to the Lessor on demand a sum to compensate the Lessor for any loss, damage, cost or expense suffered or incurred by the Lessor as a result of damage in connection with the Products or their use.

6.                                      DESTRUCTION AND DAMAGE

6.1                                 If any unit of Products shall become lost, stolen, confiscated, requisitioned, destroyed or damaged beyond repair (each a “Casualty”), then the Lessee shall promptly and fully notify the Lessor in writing thereof and pay forthwith the amounts referred to in Clause 11.2 less any insurance proceeds received and retained by the Lessor in respect of such Products which shall have been applied in accordance with the last two sentences of Clause 11.3 but with the reference therein to Clause 11.3  being construed as a references to Clause 5.1.5.

6.2                                 As and from the Acceptance Date, the Products shall be at the sole risk of the Lessee. The Lessee shall be liable promptly to reinstate or repair, at its own cost, any loss of or damage to (not amounting to a Casualty) any of the Products from whatsoever cause.  The Lessor shall apply any insurance proceeds received in respect of such loss or damage in reimbursement to the Lessee of the cost of reinstatement or repairs on completion of the same PROVIDED THAT such proceeds may be applied first towards payment of any sums then owing by the Lessee under this Agreement

7.                                      USE AND MAINTENANCE

7.1                                 The Products shall be used by the Lessee solely in the conduct of its business, in compliance with all applicable laws and regulations, and in a skilful and proper manner by qualified and competent persons in accordance with all operating instructions of the manufacturer and supplier thereof.

7.2                                 Subject (where relevant) to clause 14 below the Products shall at all times remain in the Lessee’s physical possession and control and be kept at the Products Location (save for temporary removal for repairs and maintenance).  In no event shall the Products be removed from the United Kingdom without the Lessor’s prior written consent.

7.3                                 The Lessor and its agents shall be entitled (but not obliged) at any reasonable time to inspect the Products.  Upon request, the Lessee will promptly provide written confirmation of the current location of the Products.

7.4                                 The Lessee shall, at its own expense, maintain the Products in good condition (fair wear and tear excepted) and in good and safe working order in accordance with all instructions and recommendations of the manufacturer and supplier.  The Lessee shall also, at its own expense, make all alterations, additions or modifications required by applicable law or regulation, but shall not otherwise make alterations, additions or modifications without the Lessor’s prior consent.  All replacement parts and additions shall become the property of the Lessor free of all claims and encumbrances and a part of the Products.

7.5                                 The Lessee shall keep in effect any permits, licenses or other authorisations which are from time to time necessary for the carrying out of its obligations under the Lease.

7.6                                 The Lessee shall be solely responsible for all loss, theft or damage to the Products and promptly repair or reinstate any part that is lost, stolen or damaged (otherwise than by reason of Casualty) and apply any insurance proceeds received to this end.

8.                                      TITLE, OWNERSHIP AND PROTECTION OF LESSOR’S INTERESTS

8.1                                 The Products shall at all times remain the property of the Lessor and the Lessee’s sole rights in relation thereto shall (save to the extent the same are disturbed by any third party) be the use and possession thereof throughout the Hire Period subject to and in accordance with the terms hereunder.  The Lessee shall not claim capital allowances on the Products.

8.2                                 The parties hereto agree that notwithstanding that the Products may at any time be or become affixed to any land or buildings, they shall remain the personal property of the Lessor.  The Lessee shall ensure that all persons having any interest at any time in any such land or buildings in which the Products may from time to time be located shall prior to the installation of the Products, or if later upon acquisition of such interest, receive written notice of the Lessor’s ownership thereof and obtain from such persons written waivers (in such form as the Lessor may reasonably require) of any rights which they may have or acquire in the Products.

8.3                                 The Lessee shall, at its own expense, take all steps as may be necessary to safeguard the rights of the Lessor in the Products and in particular shall:

8.3.1                      if so requested by the Lessor, affix and maintain nameplates on the Products indicating the Lessor’s ownership thereof and not remove or cover up the same or allow any other nameplates or insignia dealing with the rights of any other person to be placed on the Products;

8.3.2                      subject (where relevant) to clause 14 below not sell, charge, assign, pledge, sub-let, lend, bail or otherwise dispose of the Products or any interest therein or in the insurances thereon or its rights under the Lease nor hold itself out as owner of the Products nor pledge the credit of the Lessor for the repair of the Products or otherwise nor allow to arise any lien, encumbrance or security interest over the Products;

8.3.3                      keep the Products free of all claims by other persons (including by way of confiscation, seizure, execution, distress, impounding or forfeiture) and in the event of any such claim shall procure the immediate rehire therefrom of the same; and

8.3.4                      keep the Lessor immediately informed of the happening of any event which might affect the rights of the Lessor or involve the Lessor in any proceedings, loss or liability.

9.                                      PAYMENT OF OUTGOINGS AND INDEMNITY

                                                The Lessee agrees to pay and discharge forthwith, and indemnify fully on demand the Lessor and each member of the Lessor’s Group at all times against:

9.1                               all Taxes (other than Corporation Tax on the Lessor’s overall net profits), insurance premiums, rents, registration fees, licence duties and other similar outgoings payable in connection with the Lease or the Products or any premises in which the Products may from time to time be located and

9.2                               all claims, liabilities, losses, damages, costs and expenses incurred or suffered directly or indirectly by the Lessor or any member of the Lessor’s Group in connection with the Lease or the Products or the design, manufacture, purchase, ownership, delivery, use, return, sale or other disposition of the Products including without limitation in relation to any product or strict liability relating to the Products or any contravention of any intellectual property rights

10.          END OF TERM

10.1                           If (a) upon expiry of the Hire Period the Lessee elects not to exercise any option to renew its rental of the Products contained in the relevant Schedule and (b) if the Lessor elects not to appoint the Lessee its agent for the sale of the Products in accordance with any terms to that effect in the relevant Schedule and (c) in any event upon earlier termination under clause 11  then the Lessee shall promptly at its own expense return the Products to such location within the United Kingdom as the Lessor shall direct. If the Lessee fails to return the Products in accordance with this requirement the Lessee shall continue to pay Rental Payments on a pro rata basis until the Products are received and accepted by the Lessor. In addition:

10.1.1                  The Products shall be properly packed for shipment in accordance with the manufacturer’s recommendations and specifications, freight pre-paid and insured.

10.1.2                  Upon the expiration or termination of the leasing of the Products the Lessee shall no longer be in possession of the Products with the consent of the Lessor and the Lessor may retake possession of the Products for which purpose the Lessor or its agents may enter any premises where the Products are believed to be located.

10.2                           On return the Products shall comply with all return conditions specified in the schedule hereto (the “Return Conditions”) or, if no Return Conditions have been specified, shall comply with clause 10.1 above and be in Average Saleable Condition. “Average Saleable Condition” means that all of the Products are free of markings and immediately available for use by a third party user or lessee, other than the Lessee, without the need for repair or refurbishment. Upon return of the Products they may be inspected by or on behalf of the Lessor and any and all discrepancies from the Return Conditions or (if there are no Return Conditions) any failure to meet Average Saleable Condition may be corrected by the Lessor at the Lessee’s expense. In remedying the condition of the Products the Lessor may carry out such work as it reasonably considers necessary and the Lessee will in any event on demand pay for any and all costs, charges and fees which may be incurred, in connection with any restoration of the Products to the required condition or which would be incurred if the Lessor carried out such restoration.  Such costs shall be calculated on the assumption that the restoration shall use only spare parts and services recommended by the manufacturer.

11.                               DEFAULT

11.1                           If: (i) the Lessee fails to pay any Rental Payment or other sum due to the Lessor under this Hire Agreement within 10 days of its due date; (ii) the Lessee fails to perform and observe any of its obligations under Clause 5; (iii) the Lessee allows the Products to be used for any illegal purpose, or does or allows to be done any act or thing which might jeopardise or prejudice the value of, or the Lessor’s interest in, the Products or the Products shall for any reason become hazardous to health or safety; (iv) the Lessee breaches any of the other terms of this Hire Agreement and fails to remedy such breach within 30 days after receipt of notice thereof; (v) any representation or warranty made by the Lessee in connection with this Hire Agreement proves to have been incorrect and/or misleading when made; (vi) the Lessee or any guarantor of the Lessee’s obligations or any member of the group of companies of which the Lessee is a member (any such guarantor or member, “a Relevant Party”) convenes any meeting of, or makes any arrangement or composition with, its creditors; (vii) the Lessee or any Relevant Party takes any steps, or has steps taken against it for its winding up or dissolution or for the making of an administration order against it; (viii) the Lessee or any Relevant Party has a receiver (including an administrative receiver), administrator or similar officer appointed over any of its business or assets; (ix) the Lessee or any Relevant Party is unable, or admits its inability, to pay its debts as they fall due; (x) any indebtedness of the Lessee becomes due prior to its stated maturity by reason of default or is not paid at maturity or when validly demanded; (xi) any distress, execution, sequestration, or other legal process is levied or enforced upon any of the assets of the Lessee or upon the Products; (xii) the Lessee or any Relevant Party is in default under any other agreement with any member of the Lessor ‘s Group; or (xiii) the Lessee shall transfer or dispose of all or a material part of its assets or shall cease, or threaten to cease all or a substantial part of its business, or make a material change to its business or 51% of the ownership of the shares in the Lessee as at the date of this Agreement changes THEN this will be considered a “Repudiation”. Repudiation is when a party indicates it no longer intends to keep to this Agreement and in any of the above cases the Lessor may give the Lessee notice that the Lessee’s right to p[ossession of the Products is termminated and the Lessor shall require recovery of the Products.

11.2                           Forthwith on the termination of the hiring of any of the Products pursuant to Clause 11.1 the Lessee shall (without prejudice to any other right or remedy or to the Lessee’s obligations to pay any other sums which may be or may after such termination become due,) pay to the Lessor the sum of (i) all Rental Payments and all other sums due or in arrears on the date of such termination; and (ii) as compensation for the Lessor’s financial loss, by way of additional Rental Payments, a sum equal to the aggregate of all Rental Payments which (but for termination)  would have become due in respect of the Products on or after the date of such termination and during  the balance of the Hire Period (if any) less a discount of 3% per annum (altogether the “Termination Sum”) and (iii) if the Lessor is prevented from recovering the Products for any reason, a sum equal to the estimated average fair market value of similar products of like age

11.3                           Provided that the Lessor shall be in undisputed possession of the Products following a termination pursuant to Clause 11.1, the Lessor shall at its sole option, either endeavour to sell such Products upon such terms as theLessor shall in its absolute discretion determine or have such Products valued by a reputable valuer (acting as expert and not arbitrator) appointed by the Lessor on the basis of a trade sale without warranty or recourse, whose valuation shall (save for manifest error) be conclusive for all purposes. The Lessee shall upon demand pay to the Lessor any costs incurred by the Lessor in holding, repairing, selling or valuing such Products. The proceeds (if any) of such sale (net of VAT and any sales commissions) received by the Lessor or, as the case may be, an amount equal to the value stated in such valuation, shall be applied in the following order or priorities:  (i) to the extent not previously paid by the Lessee, to reimburse the Lessor for any costs incurred by the Lessor in holding, repairing, selling or valuing the Products; then (ii) to the extent not previously paid by the Lessee, to pay to the Lessor the Termination Sum; then (iii) any surplus to be for the account of the Lessee. Notwithstanding such application, the Lessee shall remain liable for any shortfall in the amounts referred to under (i) and (ii) above.

12.                               RENTAL ADJUSTMENT ETC.

                                                The Lessor has assumed that the basic rate of corporation tax throughout the Hire Period will be that applying at the date of the Schedule and that Tax law and practice in force at the date of the Schedule will not be changed in any material respect insofar as it relates to the availability of writing down allowances or to any other matter which would affect the net after Tax rate of return to the Lessor, its principal or assignee from hiring the Products for the Hire Period. If any such assumption proves to be incorrect the Rental Payments shall be increased by such amount as the Lessor shall certify to be necessary to maintain the net after Tax return to it, its principal or assignee. If no Rental Payments remain to be paid undeder this Agreement such adjustments shall be expressed as a single payment of additional rent by the Lessee to the Lessor.

13.                               DEDUCTIBILITY AND INDEMNITY PAYMENTS

13.1                           Notwithstanding any other provision of this Agreement, the Lessor shall be entitled to withhold from any payment due to the Lessee under this Agreement such amount as the Lessor determines to be required to protect the Lessor against such payment not being deductible by the Lessor for the purpose of computing its liability to Corporation Tax for any accounting period of the Lessor.

13.2                           If at any time any payment received or receivable by the Lessor under this Agreement by way of indemnity or reimbursement is, or is determined to be, subject to Tax in the hands of the Lessor then the amount of such payment shall be increased by or, as the case may be, the Lessee shall reimburse to the Lessor, an amount which will restore the after-Tax position of the Lessor to that which it would have been had the payment by way of indemnity or reimbursement not been so subject to Tax.

14.                               SUB-HIRE

For the avoidance of doubt the Lessee shall not be entitled to sub-hire the Equipment.

15.                               SOFTWARE

15.1                           When a part of the Products consists of one or more computer disks, tapes, or other media which are recorded computer programs in machine readable form (“Software”), either:

15.1.1                  The Lessor will obtain from the supplier a licence in relation to the Software and grant the Lessee a sub-licence to use it (in place of any pre-existing licence); or

15.1.2                  the supplier (or a third party) will grant the Lessee a licence to use the Software.

15.2                           The Lessee undertakes to comply with all the terms of the licence which will incorporate the supplier’s standard terms and conditions of use of the software, whether the Lessor or the supplier grants it.

15.3                           The Lessee acknowledges that software maintenance is not a condition of this Agreement and Rental Payments will continue to be payable even if the supplier (or any third party) does not provide maintenance for the Software.

15.4                           The Lessee must obtain any warranties or guarantees in respect of the Software and its suitability for its purpose directly from the supplier. The Lessor excludes all express or implied warranties, conditions and guarantees relating to any Software.

16.                               DATA PROTECTION

The Data Protection Act gives individuals certain rights about how their personal data will be used.  By signing this Agreement (whether as an individual or on behalf of a corporate body) the Lessee agrees that the Lessor may:

•                          obtain from the Lessee and others (which may include searching with licensed credit reference agencies) information about the Lessee, its business and directors;

•                          record with licensed credit reference agencies the existence of this Agreement and how the Lessee conduct its account.  Credit reference agencies will retain a record of searches the Lessor carries out about the Lessee and the other information the Lessor records with them.  These records may be used by other lenders in assessing applications for credit by the Lessee and members of the Lessee’s household, and for occasional debt tracing and fraud prevention purposes;

•                          transfer information to any country. If no satisfactory data protection laws exist in the country to which the Lessor is transferring the Lessee’s personal data, the Lessor will put in place equivalent contractual safeguards to those contained in the Act;

•                          disclose information to third parties, including manufacturers, resellers, brokers, suppliers, funders, insurers, members of the GE group, agents, sub-contractors or guarantors and carefully selected organisations so that they can use it to market their products and services;

•                          use this information for making credit decisions, crime prevention, tracing defaulters and property, administration, accounts, compliance, statistical analysis, market research, internal reporting and marketing our products and services or those of the GE group;

•                          contact the Lessee by post, telephone or other means.

If the Lessee does not want to receive any marketing information the Lessee may write to the Lessor at any time to tell the Lessor not to send any more.

17.                               GENERAL

17.1                           The Lessee shall pay on demand, on a full indemnity basis, all costs, legal fees and expenses of the Lessor in connection with the enforcement or preservation of any of their rights under this Agreement or any other documents entered into in connection therewith or in connection with any waiver, variation, consent or approval relating to any of the same or in connection with the tracing or recovery of possession of the Products.

17.2                           This Agreement shall not be varied except by agreement in writing between the parties hereto.  No waiver or consent by the Lessor shall be effective unless in writing signed by or on behalf of the Lessor.  No failure or delay on the part of the Lessor  in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power.  The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.  The indemnities by the Lessee contained in this Agreement shall continue in full force and effect notwithstanding the termination of the hiring of any Products through effluxion of time or otherwise or the disposal of the Products.

17.3                           If any provision hereof is void or unenforceable in any jurisdiction, such voiding or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) the remainder of the provision which is void or unenforceable and/or the remainder of the Agreement and/or the Agreement.

17.4                           All notices or other communications under this Agreement shall be in writing and sent by first class post or hand delivered to the addressee at its address set forth in the Schedule (or to such other address as that party may notify to the other) and shall be deemed to have been received by the addressee 2 Working Days after posting if sent by first class post or on delivery if hand delivered.  The contents of any demand, notice or certificate issued by the Lessor  as to the amount of any payment due from the Lessee hereunder shall (save for manifest error) be conclusive and binding on the Lessee.

17.5                           Subject to the express periods of grace referred to in Clause 11.1, punctual payment of amounts payable by the Lessee and timely performance by the Lessee of each of its obligations under this Agreement shall be of the essence and shall be conditions of this Agreement.  Notwithstanding any other provisions hereof, the Lessor  shall be entitled to set-off or withhold from any sum or sums expressed in this Agreement to be payable to the Lessee by the Lessor  any amount due and payable to any member of the Lessor ‘s Group from the Lessee on any account whatsoever.  In the case of failure of the Lessee to comply with any provision of the Agreement, the Lessor  shall have the right (but not the obligation) to effect such compliance and the Lessee shall reimburse the Lessor  upon demand for expenses related thereto.

17.6                           Clause headings are for ease of reference only and references to Clauses are, unless otherwise stated, references to Clauses of this Agreement.  References to a statute or statutory provision shall include reference to any statutory modification or re-enactment of the same. “Working Day” means any day other than a Saturday or a Sunday on which banks generally are open for business in London, “Taxes” includes all taxes, levies, imposts, duties, rates and charges of any nature whatsoever together with any penalties, additions to tax, fines and interest thereon and “Taxation” shall be construed accordingly.

17.7                           If more than one person or legal entity is named as the Lessee in this Agreement, the liability hereunder of each such person or entity shall be joint and several.

17.8                           Neither the supplier nor any person (other than an employee of the Lessor) has authority to bind or commit the Lessor to any obligation.

17.9                           The Lessor enters into this Agreement and each Schedule as either (a) owner of the Products or (b) as agent of a third party who has acquired title in the Products. The Lessor may assign the benefit of this Agreement to another party and may pass title in the Products to another. If this happens, the Lessee shall owe to the principal or assignee all obligations to be performed by it under this Agreement as if the principal or assignee was named in this Agreement instead of the Lessor. Regardless of any assignment or agency, the Lessor shall perform its obligations directly to the Lessee and will remain responsible for the management of this Agreement and the Schedule. By signing this Agreement the Lessee consents to such assignment or agency.

17.10                     The Lessee may not assign or transfer any of its rights or benefits under this Agreement without the Lessor’s prior written consent.

17.11                     The Lessee on executing this Agreement warrants to the Lessor that it is making this Agreement in the course of its business.

17.12                     The Lessee shall send to the Lessor as soon as the same are published a copy of every published, audited financial statement of the Lessee.

17.13                     Subject to Clause 17.9 above a person who is not a party to this Agreement has no right to enforce any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

17.14                     This Agreement shall be governed by English law.  For the benefit of the Lessor, the Lessee agrees that the English Courts shall have exclusive jurisdiction to settle any disputes which arise in connection with this Agreement.

AS WITNESS whereof the parties hereto have hereunto set their hands the day and year first above written.

SIGNED for and on behalf of the Lessor:

GE CAPITAL EQUIPMENT FINANCE LTD

BY:

TITLE:

SIGNED for and on behalf of the Lessee:

LABOUR READY TEMPORARY SERVICES UK LIMITED

BY:

TITLE:

SCHEDULE No.  001

To a Master Lease Agreement dated   28th March, 2002 (the “Agreement”) between

GE CAPITAL EQUIPMENT FINANCE LTD whose registered office is at Capital House, Bond Street, Bristol BS1 (registered no. 1102466) (the “Lessor”, which expression shall include its successors and assigns); and

LABOUR READY TEMPORARY SERVICES UK LIMITED whose registered office is at                                  1 Springfield Street, Warrington, Cheshire WA1 1BB (registered no. 3596711) (“the Lessee”, which expression shall include its successors).

THE PARTIES HERETO agree that the Lessor shall lease and the Lessee shall take on lease the Products described herein on the terms contained in this schedule and in the Agreement.

Terms defined in the Agreement shall, unless defined by reference to this Schedule, bear the same meanings in this Schedule.   In the event of a conflict between the provisions of this Schedule and those of the Agreement the provisions of this Schedule shall prevail.

1.             Definitions

“Hire Period” means the period commencing on 28th March, 2002 and ending on 28th February, 2007 inclusive.

“Products” means the products specified in the Annex A to this schedule ‘Description of Equipment’.

“Products Location” means location as indicated in Annex A.

“Rental Payments” means the payments payable under paragraph 2 below.

“Supplier” means Diebold EMEA Business Centre, St Pauls House, 3rd Floor, 23 Park Square South, Leeds LS1 2ND

2.             Rental Payments

The Lessee shall on or before the date of this Agreement pay to the Lessor an initial Rental Payment of £11,705.03 inclusive of VAT. Such Rental Payment shall be made in cleared funds to the Lessor’s bank which is Barclays Bank PLC, 54 Lombard Street, London, EC4V 9EX Account No: 10021679, Sort Code 20-00-00, quoting reference ‘Labour Ready Schedule 001’.  The Lessee shall thereafter pay further monthly Rental Payments of £9,961.73 plus VAT payable on 28th April, 2002. All Rental Payments shall, unless and until the Lessor otherwise directs, be paid in cleared funds to the Lessor’s bank as specified above.

3.             Insurance Details

Insurer: Willis North America Inc

11201 N Tabum Boulevard

Suite 300

Pheonix, Az 85028

USA

Policy No. 877-559-6769

4.             Return Conditions — Not Applicable

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5.             Authority to complete and amend

                The Lessee hereby irrevocably authorises the Lessor to (i) insert in this Schedule the Start Date and the first monthly Rental payment date and in Annex B to this Schedule the Acceptance Date(s) and (ii) amend Annex A to this Schedule if necessary to correct the cost per unit of any of the Products (and make any consequential amendments to the initial and monthly Rental - Payments) and to include any additional details in relation to the description of the Products.

Extension Option

The Lessee may by serving notice in writing not less than one month prior to the expiry of the Hire Period elect to extend the term of this Agreement for a further period of ten years at an annual rental of 0.5% of the original cost of the Products to be paid annually in advance. In the event that the Lessee exercises this option the remaining terms and conditions of the Agreement shall continue to apply

Sales Agency

7.1           If the Hire Period shall terminate by effluxion of time then subject to the Lessee having paid to the Lessor all sums then due from the Lessee and provided the Lessee has not elected to exercise any option to extend the term of the Hire Period, the Lessor may appoint the Lessee, for a period of sixty (60) days as and from the date of termination (“Final Date”), as the agent of the Lessor (and if appointed the Lessee agrees to act) to endeavour to sell the Products on behalf of the Lessor upon terms that the Products shall not be sold:

7.1.1        to the Lessee or any person acting in trust for, as nominee or agent of, or (within the meaning contained in Section 839 of the Income and Corporation Taxes Act 1988) connected with, the Lessee;

7.1.2        on terms that involve any warranty by, or recourse to, any of the Lessors or to any third party whatsoever;

7.1.3        otherwise than for cash payable immediately to the Lessor; and

7.1.4        otherwise than for fair open market value or in compliance with any official trade code of practice relevant to the offering of products of the same type as the Products for sale in the Lessee’s name.

7.2           Where the Lessee has been appointed agent for sale of the Products as aforesaid, pending any such sale the Lessee shall, at the Lessee’s expense, store (but not use), insure, maintain and keep safe the Products.

7.3           If at the end of the period of sixty (60) days as and from the Final Date the Products shall remain unsold the Lessee shall, unless the Lessor otherwise requests pursuant to Clause 10.01 of the Agreement, return the Products to the Lessor in accordance with Clause 10 of the Agreement.

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7.4           The proceeds (if any) of any sale of the Products by the Lessee as agent for sale pursuant to paragraph 7.1 above (net of VAT and any sales commission payable to any third party) shall, following receipt thereof by the Lessor, be applied in the following order of priorities:  (i) to pay to the Lessor a sum equal to two and one half per cent (2.5%) of such proceeds; then (ii) to the extent not previously paid by the Lessee, to pay to the Lessor any sums which may be or become due to the Lessor under this Agreement; then (iii) to pay to the Lessee the balance by way of a rebate of rentals PROVIDED THAT any shortfall in the amounts due to the Lessor referred to in (ii) above shall notwithstanding such application continue to be payable by the Lessee.

8.             Data Protection

The Data Protection Act gives individuals certain rights about how their personal data will be used.  By signing this Agreement (whether as an individual or on behalf of a corporate body) the Lessee agrees that the Lessor may:

•                                          obtain from the Lessee and others (which may include searching with licensed credit reference agencies) information about the Lessee, its business and directors;

•                                          record with licensed credit reference agencies the existence of this Agreement and how the Lessee conduct its account.  Credit reference agencies will retain a record of searches the Lessor carries out about the Lessee and the other information the Lessor records with them.  These records may be used by other lenders in assessing applications for credit by the Lessee and members of the Lessee’s household, and for occasional debt tracing and fraud prevention purposes;

•                                          transfer information to any country. If no satisfactory data protection laws exist in the country to which the Lessor is transferring the Lessee’s personal data, the Lessor will put in place equivalent contractual safeguards to those contained in the Act;

•                                          disclose information to third parties, including manufacturers, resellers, brokers, suppliers, funders, insurers, members of the GE group, agents, sub-contractors or guarantors and carefully selected organisations so that they can use it to market their products and services;

•                                          use this information for making credit decisions, crime prevention, tracing defaulters and property, administration, accounts, compliance, statistical analysis, market research, internal reporting and marketing our products and services or those of the GE group;

contact the Lessee by post, telephone or other means.

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If the Lessee does not want to receive any marketing information the Lessee may write to the Lessor at any time to tell the Lessor not to send any more.

AS WITNESS whereof the parties hereto have hereunto set their hands the day and year first above written.

SIGNED for and on behalf of the Lessor:

GE CAPITAL EQUIPMENT FINANCE LTD

BY:

TITLE:

SIGNED for and on behalf of the Lessee: LABOUR READY TEMPORARY

SERVICES UK LIMITED

BY:

TITLE:

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